Exhibit 10.1

SECOND AMENDMENT TO CREDIT AND SECURITY AGREEMENT

This Second Amendment to Credit and Security Agreement is entered into as of December 6, 2011, by and between RealD Inc., a Delaware corporation (“Borrower”) and City National Bank, a national banking association (“CNB”).

RECITALS

A.                                   Borrower and CNB are parties to that certain Credit and Security Agreement, dated as of June 24, 2010, as amended by that certain First Amendment to Credit and Security Agreement dated as of April 5, 2011, (the Credit and Security Agreement, as herein amended, hereinafter the “Credit Agreement”).

B.                                     Borrower and CNB desire to supplement and amend the Credit Agreement as hereinafter set forth.

NOW, THEREFORE, the parties agree as follows:

1.                                      Definitions.  Capitalized terms used in this Amendment without definition shall have the meanings set forth in the Credit Agreement.

2.                                      Amendments.  The Credit Agreement is amended as follows:

2.1                                 Section 1.34 of the Credit Agreement is amended in its entirety to provide as follows:

“1.34                     ‘Revolving Credit Commitment’ means CNB’s commitment to make the Revolving Credit Loans in the aggregate principal amount outstanding at any one time of up to Fifty Million Dollars ($50,000,000.00).”

2.2                                 Section 1.37 of the Credit Agreement is amended in its entirety to provide as follows:

“1.37                     ‘Termination Date’ shall mean December 31, 2013, unless the term of this Agreement is renewed by CNB for an additional period under Section 3, or such earlier date on which CNB elects to accelerate the repayment of the Loans under Section 9.3 upon the occurrence of an Event of Default. Upon any renewal, the Termination Date will be the renewed maturity date determined by CNB with the consent of Borrower.”

2.3                                 Section 6.10.2 of the Credit Agreement is amended in its entirety to provide as follows:

“6.10.2            A ratio of Debt to EBITDA of not more than 1.25 to 1.00 at all times, with the measurements of EBITDA and Debt based on the trailing twelve months.”

3.                                      Existing Agreement.  Except as expressly amended herein, the Credit Agreement shall remain in full force and effect, and in all other respects is affirmed.

4.                                      Conditions Precedent.  This Amendment shall become effective upon the fulfillment of all of the following conditions to CNB’s satisfaction:

4.1                                 CNB shall have received this Amendment duly executed by Borrower and acknowledged by the Guarantors.

5.                                      Counterparts.  This Amendment may be executed in any number of counterparts, and all such counterparts taken together shall be deemed to constitute one and the same instrument.

6.                                      Governing Law.  This Amendment and the rights and obligations of the parties hereto shall be construed in accordance with, and governed by the laws of the State of California.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first above written.

“Borrower”	RealD Inc., a Delaware corporation

	By:	/s/ Michael V. Lewis
Michael V. Lewis, Chairman/CEO

“CNB”	City National Bank, a national banking association

	By:	/s/ Garen Papazyan
Garen Papazyan, Vice President

(Consent of Guarantors continued on next page)

(Consent of Guarantors continued from previous page)

CONSENT OF GUARANTORS:

The undersigned have previously guaranteed the indebtedness of RealD, Inc., a Delaware corporation owed to CNB.  The undersigned confirm that their respective guarantees and the security given in connection therewith, if any, shall continue in full force and effect and that each such guaranty shall be a separate and distinct obligation and apply to the indebtedness arising from the Credit Agreement as amended herein, subject to the overall limitation as to the amount guaranteed.

Colorlink, Inc., a Delaware corporation

By:	/s/ Michael V. Lewis
Michael V. Lewis, CEO

Stereographics Corporation, a California corporation

By:	/s/ Michael V. Lewis
Michael V. Lewis, CEO